Exhibit 21.1

SUBSIDIARIES OF NTELOS HOLDINGS CORP.

Subsidiary	Jurisdiction of incorporation

NTELOS Media Inc.	Virginia

NTELOS Cable Inc.	Virginia

NTELOS Cable of Virginia Inc.	Virginia

NTELOS Communications Inc.	Virginia

NTELOS Communications Services Inc.	Virginia

NTELOS Cornerstone Inc.	Virginia

NTELOS Inc.	Virginia

NTELOS Licenses Inc.	Virginia

NTELOS Network Inc.	Virginia

NTELOS PCS Inc.	Virginia

NTELOS Telephone Inc.	Virginia

NTELOS Telephone LLC	Virginia

NTELOS Net LLC	Virginia

NTELOS Netaccess Inc.	Virginia

NTELOS PCS North Inc.	Virginia

NTELOS of West Virginia Inc.	Virginia

NA Communications Inc.	Virginia

NH Licenses LLC	Virginia

R&B Cable, Inc	Virginia

R&B Communications, Inc.	Virginia

R&B Network, Inc.	Virginia

Richmond 20MHz, LLC	Delaware

R&B Network, Inc.	Virginia

Roanoke and Botetourt Telephone Company	Virginia

R&B Telephone LLC	Virginia

The Beeper Company	Virginia

Valley Network Partnership	Virginia

Virginia Independent Telephone Alliance	Virginia

Virginia PCS Alliance, L.C.	Virginia

Virginia RSA 6 LLC	Virginia

Virginia Telecommunications Partnership	Virginia

West Virginia PCS Alliance, L.C.	Virginia